Advanced Series Trust
For the period ended 12/31/08
File number 811-5186

                                  SUB-ITEM 77D-10

                               ADVANCED SERIES TRUST
                     AST Aggressive Asset Allocation Portfolio
                    AST Capital Growth Asset Allocation Portfolio
                       AST Balanced Asset Allocation Portfolio
                      AST Preservation Asset Allocation Portfolio
                         AST Advanced Strategies Portfolio

     Supplement dated August 22, 2008 to the Statement of Additional
                    Information ("SAI") dated May 1, 2008.

This supplement sets forth certain changes to the Statement of Additional Information (SAI) of Advanced Series Trust (the Fund) dated May 1, 2008 with respect to the indicated Portfolios of the Fund. The Portfolios discussed in this supplement may not be available under your variable contract. For more information about the Portfolios available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the Fund's Prospectus and SAI and should be retained for future reference.

I. Addition of Quantitative Management Associates LLC, Jennison Associates LLC, and Prudential Investment Management, Inc. as a subadviser to AST Aggressive Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio (formerly AST Conservative Asset Allocation Portfolio), AST Preservation Asset Allocation Portfolio (collectively, the "AST Dynamic Asset Allocation Portfolios") and AST Advanced Strategies Portfolio.

Shareholders recently voted to approve a proposal (the
"Proposal") for each of the AST Dynamic Asset Allocation
Portfolios and AST Advanced Strategies Portfolio
(collectively, the "Portfolios") for a new subadvisory
agreement among Prudential Investments LLC ("PI"), AST
Investment Services, Inc. ("AST Investment" and with PI,
collectively, the "Manager") and each of Quantitative
Management Associates LLC ("QMA"), Prudential Investment
Management, Inc. ("PIM") and Jennison Associates LLC
("Jennison") (each, a "Subadviser," and collectively, the
"Subadvisers") for each of the Portfolios (the "Proposed
Subadvisory Agreement"). The Manager has no current plans
or intention to utilize Jennison or PIM to provide any
investment advisory services to any of the Portfolios.
Depending on future circumstances and other factors,
however, the Manager, in its discretion, and subject to
further approval by the Board, may in the future elect to
utilize Jennison or PIM to provide investment advisory
services to any or all of the Portfolios, consistent with
the terms of the Proposed Subadvisory Agreement.   To
reflect this change, the following modifications will be made to the Fund's SAI:

1. The rows pertaining to the AST Dynamic Asset Allocation
Portfolios and AST Advanced Strategies Portfolio found in the Portfolio Subadvisers and Fee Rates table found in section entitled Management and Advisory Arrangements are hereby deleted and replaced with the following:

             PORTFOLIO SUBADVISERS AND FEE RATES

PORTOLFIO           SUBADVISER                      FEE RATE*
AST Dynamic         Quantitative                    0.04% for
Asset               Management Associates LLC       Additional
Allocation                                           Services +
Portfolios
- AST
Aggressive
Asset
Allocation
Portfolio
- AST Capital
Growth Asset
Allocation
Portfolio
- AST Balanced
Asset
Allocation
Portfolio
- AST
Preservation
Asset
Allocation
Portfolio

AST Advanced         Quantitative                    0.25% for
Strategies           Management Associates LLC       Management
Portfolio                                            Services and
                                                     0.025% of
                                                     Additional
                                                      Services

+ The Manager will pay QMA a fee for providing additional advisory services as agreed to between the Manager and QMA, including but not limited to asset allocation advice ("Additional Services") equal to to 0.04% of the average daily net assets of each Portfolio. .

^ The Manager will pay QMA a fee for providing day-to-day management ("Management Services") equal to 0.25% of the average daily net assets of the portion of the Portfolio managed by QMA (i.e., the Advanced
Strategies II investment category of AST Advanced
Strategies Portfolio, which invests primarily in exchange-traded funds), and a fee for Additional
Services equal to 0.025% of the average daily net assets of the Portfolio. .

2. The AST Aggressive Asset Allocation Portfolio, AST
Capital Growth Asset Allocation Portfolio, AST Balanced
Asset Allocation Portfolio, AST Preservation Asset
Allocation Portfolio tables found in section of the SAI entitled Portfolio Managers Other Accounts are hereby deleted and replaced with the following:


ADVISER
Prudential Investments LLC
PORTFOLIO MANAGERS
Brian Ahrens
REGISTERED INVESTMENT COMPANIES*
13 registered investment companies with $16.6 billion in total assets under management
OTHER POOLED INVESTMENT VEHICLES*
-
OTHER ACCOUNTS*/**
-
OWNERSHIP OF FUND SECURITIES
None



ADVISER
Quantitative Managed Associates LLC
PORTFOLIO MANAGERS
Marcus Perl
REGISTERED INVESTMENT COMPANIES*
10 registered investment companies with $6.6 billion in total assets under management
OTHER POOLED INVESTMENT VEHICLES*
-
OTHER ACCOUNTS*/**
-
OWNERSHIP OF FUND SECURITIES
None



ADVISER
Quantitative Managed Associates LLC
PORTFOLIO MANAGERS
Michael A. Lenarcic
REGISTERED INVESTMENT COMPANIES*
37 registered investment companies with $22.2 billion in total assets under management
OTHER POOLED INVESTMENT VEHICLES*
29 other pooled investment vehicles with $6.1 billion in total assets under management
OTHER ACCOUNTS*/**
108 other accounts with $20.0 billion in total assets under Management OWNERSHIP OF FUND SECURITIES
None



ADVISER
Quantitative Managed Associates LLC
PORTFOLIO MANAGERS
Ted Lockwood
REGISTERED INVESTMENT COMPANIES*
37 registered investment companies with $22.2 billion in total assets under management
OTHER POOLED INVESTMENT VEHICLES*
29 other pooled investment vehicles with $6.1 billion in total assets under management
OTHER ACCOUNTS*/**
109 other accounts with $20.1 billion in total assets under Management OWNERSHIP OF FUND SECURITIES
None



ADVISER
Quantitative Managed Associates LLC
PORTFOLIO MANAGERS
Edward L. Campbell
REGISTERED INVESTMENT COMPANIES*
10 registered investment companies with $6.6 billion in total assets under management
OTHER POOLED INVESTMENT VEHICLES*
-
OTHER ACCOUNTS*/**
-
OWNERSHIP OF FUND SECURITIES
None




8. The cells of the AST Advanced Strategies Portfolio table relating to Prudential Investments LLC found in section of the SAI entitled Portfolio Managers: Other Accounts are hereby deleted and replaced with the following:


ADVISER
Quantitative Managed Associates LLC
PORTFOLIO MANAGERS
Marcus Perl
REGISTERED INVESTMENT COMPANIES*
10 registered investment companies with $6.6 billion in total assets under management
OTHER POOLED INVESTMENT VEHICLES*
-
OTHER ACCOUNTS*/**
-
OWNERSHIP OF FUND SECURITIES
None



ADVISER
Quantitative Managed Associates LLC
PORTFOLIO MANAGERS
Edward L. Campbell
REGISTERED INVESTMENT COMPANIES*
10 registered investment companies with $6.6 billion in total assets under management
OTHER POOLED INVESTMENT VEHICLES*
-
OTHER ACCOUNTS*/**
-
OWNERSHIP OF FUND SECURITIES
None



II. Fee Waiver/Expense Limitation

1. The table entitled "Fee Waivers & Expense Limitations," appearing in thesection of Part I of the SAI entitled "Management and Advisory Arrangements" is hereby deleted in its entirety and the following new table is substituted:

Fee Waivers & Expense Limitations

Portfolio                                Fee Waiver and/or Expense
                                             Limitation
AST American Century Income & Growth             0.87%
AST Cohen & Steers Realty                        0.97%
AST High Yield                                   0.88%
AST JPMorgan International Equity                1.01%
AST Large-Cap Value                              0.84%
AST Money Market                                 0.56%
AST Neuberger Berman Mid-Cap Growth              1.25%

AST CLS Growth Asset Allocation          Management fee waiver:
                                         The investment managers have
                                         agreed to voluntarily waive
                                         such portion of the
                                         management fee so that the
                                         management fee equals 0.30%
                                         of average daily net assets
                                         to $100 million; 0.25% of
                                         average daily net assets from
                                        $100 million to $200 million; and
                                        0.20% of average daily net
                                        assets over $200 million.
                                        Expense cap:
                                        The investment managers have
                                        agreed to voluntarily waive a
                                        portion of their management
                                        fees and/or reimburse
                                        expenses so that the
                                        Portfolio's management fees
                                        plus other expenses
                                       (excluding certain expenses)
                                        do not exceed 0.40% of
                                        average daily net assets to
                                        $100 million; 0.35% from $100
                                        million to $200 million; and
                                        0.30% of average daily net
                                        assets over $200 million.

AST CLS Moderate Asset Allocation       Management fee waiver:
                                        The investment managers have
                                        agreed to voluntarily waive
                                        such portion of the
                                        management fee so that the
                                        management fee equals 0.30%
                                        of average daily net assets
                                        to $100 million; 0.25% of
                                        average daily net assets from
                                        $100 million to $200 million;
                                        and 0.20% of average daily net
                                        assets over $200 million.
                                        Expense cap:
                                        The investment managers have
                                        agreed to voluntarily waive a
                                        portion of their management
                                        fees and/or reimburse
                                        expenses so that the
                                        Portfolio's management fees
                                        plus other expenses
                                       (excluding certain expenses)
                                       do not exceed 0.40% of
                                       average daily net assets to
                                       $100 million; 0.35% from $100
                                       million to $200 million; and
                                       0.30% of average daily net
                                       assets over $200 million.

AST Horizon Growth Asset Allocation    Management fee waiver:
                                       The investment managers have
                                       agreed to voluntarily waive
                                       such portion of the
                                       management fee so that the
                                       management fee equals 0.30%
                                       of average daily net assets
                                       to $250 million; 0.25% of
                                       average daily net assets from
                                       $250 million to $750 million;
                                        and 0.20% of average daily net
                                        assets over $750 million.
                                        Expense cap:
                                        The investment managers have
                                        agreed to voluntarily waive a
                                        portion of their management
                                        fees and/or reimburse
                                        expenses so that the
                                        Portfolio's management fees
                                        plus other expenses
                                        (excluding certain expenses)
                                        do not exceed 0.40% of
                                        average daily net assets to
                                        $250 million; 0.35% from $250
                                        million to $750 million; and
                                        0.30% of average daily net
                                        assets over $750 million.

AST Horizon Moderate Asset Allocation   Management fee waiver:
                                        The investment managers have
                                        agreed to voluntarily waive
                                        such portion of the
                                        management fee so that the
                                        management fee equals 0.30%
                                        of average daily net assets
                                        to $250 million; 0.25% of
                                        average daily net assets from
                                        $250 million to $750 million;
                                        and 0.20% of average daily net
                                        assets over $750 million.
                                        Expense cap:
                                        The investment managers have
                                        agreed to voluntarily waive a
                                        portion of their management
                                        fees and/or reimburse
                                        expenses so that the
                                        Portfolio's management fees
                                        plus other expenses
                                       (excluding certain expenses)
                                        do not exceed 0.40% of
                                        average daily net assets to
                                        $250 million; 0.35% from $250
                                        million to $750 million; and
                                        0.30% of average daily net
                                        assets over $750 million.

AST Niemann Capital Growth
Asset Allocation                        Management fee waiver:
                                        The investment managers have
                                        agreed to voluntarily waive
                                        such portion of the
                                        management fee so that the
                                        management fee equals 0.30%
                                        of average daily net assets
                                        to $250 million; 0.25% of
                                        average daily net assets from
                                        $250 million to $750 million;
                                         And 0.20% of average daily net
                                         assets over $750 million.
                                         Expense cap:
                                         The investment managers have
                                         agreed to voluntarily waive a
                                         portion of their management
                                         fees and/or reimburse
                                         expenses so that the
                                         Portfolio's management fees
                                         plus other expenses
                                         (excluding certain expenses)
                                         do not exceed 0.40% of
                                         average daily net assets to
                                         $250 million; 0.35% from $250
                                         million to $750 million; and
                                         0.30% of average daily net
                                         assets over $750 million.

2. The subsection entitled "Waiver of Administrative
Services Fee" appearing in the Section of Part I of the SAI entitled "Management and Advisory Arrangements" is hereby deleted in its entirety and the following new subsection is substituted:

Waiver of Administrative Services Fee. Shares of the
Portfolios are generally purchased through variable insurance products. The Fund has entered into arrangements with the issuers of the variable insurance products offering the Portfolios under which the Fund compensates the issuers 0.10% for providing ongoing services to Portfolio shareholders in lieu of the Fund providing such services directly to shareholders. Amounts paid under these arrangements are included in "Other Expenses." Subject to the expense limitations set forth below, for each Portfolio of the Fund other than the Dynamic and Tactical Asset Allocation Portfolios, Prudential
Investments LLC and AST Investment Services, Inc. have agreed to voluntarily waive a portion of the 0.10% administrative services fee, based on the average daily net assets of each Portfolio of the Fund, as set forth in the table below:

Average Daily Net Assets of Portfolio       Fee Rate Including
                                                   Waiver
Up to and including $500 million              0.10% (no waiver)
Over $500 million up to and including
$750 million                                  0.09%
Over $750 million up to and including
$1 billion                                    0.08%
Over $1 billion                               0.07%

The Dynamic and Tactical Asset Allocation Portfolios do not directly pay any portion of the 0.10% administrative service fee. The Underlying Portfolios in which the Dynamic and Tactical Asset Allocation
Portfolios invest, however, are subject to the administrative services fee. With respect to the AST
QMA US Equity Alpha Portfolio, "Other Expenses" includes dividend expenses on short sales and interest expenses on short sales.

III. Theresa C. Thompson has been appointed by the Fund's
Board of Trustees as a Deputy Chief Compliance Officer. To reflect the appointment of Ms. Thompson, the section of
Part I of the SAI, entitled Information About Trustees and
Officers" is hereby amended by adding the following new information pertaining to Ms. Thompson:

The information will be provided in the following order:

Name, Address and Age Position with the Fund
Principal Occupation(s) During the Past Five Years

Fund Officers

Theresa C. Thompson (45)
Deputy Chief Compliance Officer
Vice President, Mutual Fund Compliance, PI (since April 2004);
and Director, Compliance, PI (2001 - 2004).

IV. The section of the SAI entitled Portfolio Managers:
Compensation and Conflicts Policies - Additional Information About the Portfolio Managers - Quantitative Management Associates LLC (QMA) - Compensation is hereby deleted and replaced with the following.

Compensation . QMA's i nvestment professionals are compensated through a combination of base salary, a performance-based annual cash incentive bonus and an annual long-term incentive grant. QMA regularly benchmarks its compensation program against leading asset management firms to monitor competitiveness.

The salary component is based on market data relative to similar positions within the industry as well as the past performance, experience and responsibility of the individual.

An investment professional's incentive compensation, including both the annual cash bonus and long-term incentive grant, is not based on the performance of the Fund (or any other individual account managed by QMA) or the value of the assets of the Fund (or any other individual account managed by QMA). Rather, the incentive compensation of each investment professional is primarily determined based on such person's contribution to QMA's goal of providing investment performance to clients consistent with portfolio objectives, guidelines and risk parameters, as well as such person's qualitative contributions to the organization. An investment professional's long-term incentive grant is currently divided into two components: (i) 80% of the value of the grant is subject to increase or decrease based on the annual performance of certain QMA advised accounts, and (ii)
20% of the value of the grant consists of stock options and restricted stock of Prudential Financial, Inc. (QMA's ultimate parent company). The long-term incentive grants are subject to vesting requirements.

The size of the annual cash bonus pool available for individual grants is determined quantitatively based on two primary factors: 1) investment performance
(pre-tax) of composites representing QMA's various investment strategies on a 1-year and 3-year basis relative to appropriate market peer groups and benchmarks, and 2) business results as measured by QMA's pre-tax income.

The size of the annual long-term incentive pool available for individual grants is determined based on a percentage of the total compensation of QMA's eligible employees for the prior year.

V. The section of the SAI entitled Portfolio Managers:
Compensation and Conflicts Policies - Additional
Information About the Portfolio Managers - Quantitative
Management Associates LLC (QMA) - Conflicts of Interest is hereby deleted and replaced with the following.

QMA is an indirect, wholly-owned subsidiary of Prudential Financial and is part of a full-scale global financial services organization, affiliated with insurance companies, investment advisers and broker-dealers. QMA's portfolio managers are often responsible for managing multiple accounts, including accounts of affiliates, institutional accounts, mutual funds, insurance company separate accounts and various pooled investment vehicles. These affiliations and portfolio management responsibilities may cause potential and actual conflicts of interest. QMA aims to conduct itself in a manner it considers to be the most fair and consistent with its fiduciary obligations to all of its clients.

Management of multiple accounts and funds side-by-side may raise potential conflicts of interest relating to the allocation of investment opportunities, the aggregation and allocation of trades and cross trading. QMA has developed policies and procedures designed to address these potential conflicts of interest.

The Fund may be prohibited from engaging in transactions with its affiliates even when such transactions may be beneficial for the Fund. Certain affiliated transactions are permitted in accordance with procedures adopted by the Fund and reviewed by the independent directors of the Fund.

There may be restrictions imposed by law, regulation or contract regarding how much, if any, of a particular security QMA may purchase or sell on behalf of a client, and as to the timing of such purchase or sale. Such restrictions may come into play as a result of QMA's relationship with Prudential Financial and its other affiliates. Also, QMA may come into possession of material, non-public information with respect to a particular issuer and as a result be unable to execute purchase or sale transactions in securities of such issuer for its clients. QMA generally is able to avoid a variety of potential conflicts due to the possession of material, non-public information by maintaining an "Information
Barrier" to prevent the transfer of information between affiliates.

Conflicts of interest may arise in connection with asset allocation services. In connection with these services, QMA from time to time assists its asset allocation clients in evaluating suitable investment guidelines and investment strategies and vehicles in light of the clients' investment objectives and tolerances. Certain of the investment strategies and vehicles available to clients are managed by investment advisers that are part of the Prudential
Investment Management (PIM) organization (including
QMA). Conflicts of interest may arise from the fact there could be a benefit derived from recommending an investment strategy or vehicle managed by QMA over another strategy or vehicle managed by an affiliate or third party and there could be a benefit derived from recommending an investment strategy or vehicle managed by an affiliate over a third party, as applicable. In the case of the Fund, QMA, in implementing its asset allocation responsibilities and in accordance with Fund guidelines, will allocate Fund assets to the ETF portion of the AST Advanced Strategies Portfolio, which portion is managed by QMA.

Certain affiliates of QMA develop and may publish credit research that is independent from the research developed within QMA. QMA may hold different opinions on the investment merits of a given security, issuer or industry such that QMA may be purchasing or holding a security for a client and an affiliated entity may be selling or recommending a sale of the same security or issuer. Conversely, QMA may be selling a security for a client and an affiliated entity may be purchasing or recommending a buy of the same security or other securities of the same issuer. In addition, QMA's affiliated brokers or investment advisers may be executing transactions in the market in the same securities as QMA at the same time. It is the policy of QMA not to engage in principal transactions with affiliated broker-dealers for unaffiliated institutional accounts managed by QMA.

QMA may cause securities transactions to be executed for a client's account concurrently with authorizations to purchase or sell the same securities for other accounts managed by QMA, including proprietary accounts or accounts of affiliates. In these instances, the executions of purchases or sales, where possible, are allocated equitably among the various accounts.

QMA may provide to non-discretionary clients the same model investment portfolio that it uses to manage discretionary client accounts. Delivery of the model portfolios to non-discretionary clients may be prior to or after execution of trades for discretionary accounts utilizing the same model. The discretionary clients may be disadvantaged where QMA delivers the model investment portfolio to such clients after it initiates trading for the non-discretionary clients, or vice versa. QMA believes the potential market impact of trading based on the models is unlikely to be significant given that the model typically calls for small trades.

QMA may buy or sell, or may direct or recommend that one client buy or sell, securities of the same kind or class that are purchased or sold for another client, at prices which may be different. In addition, QMA may, at any time, execute trades of securities of the same kind or class in one direction for an account and trade in the opposite direction or not trade for any other account due to differences in investment strategy or client direction.

The fees charged to advisory clients by QMA may differ depending upon a number of factors including, but not limited to, the particular strategy, the size of a portfolio being managed, the relationship with the client, the origination and service requirements and the asset class involved. Fees may also differ based on account type (e.g., commingled accounts, trust accounts, insurance company separate accounts, and corporate, bank or trust-owned life insurance products). Fees are negotiable so one client with similar investment objectives or goals may be paying a higher fee than another client. Fees paid by certain clients may also be higher due to performance-based fees which increase based on the performance of a portfolio above an established benchmark. Also, large clients generate more revenue for QMA than do smaller accounts. A portfolio manager may be faced with a conflict of interest when allocating scarce investment opportunities given the benefit to QMA of favoring accounts that pay a higher fee or generate more income for QMA. To address this conflict of interest, QMA has adopted allocation policies as well as supervisory procedures that are intended to fairly allocate investment opportunities among competing client accounts.

Conflicts of interest may also arise regarding proxy voting. QMA's proxy voting committee oversees the proxy voting process and monitors potential conflicts of interest relating to proxy voting.

Conflicts of interest may also arise in connection with securities holdings. Prudential Financial, the general account of The Prudential Insurance Company of America, QMA's proprietary accounts and accounts of other affiliates of QMA (collectively the "Affiliated
Accounts") may at times have various levels of financial or other interests, including but not limited to portfolio holdings, in companies whose securities may be held or purchased or sold in QMA's client accounts. These financial interests may at any time be in potential or actual conflict or may be inconsistent with positions held or actions taken by QMA on behalf of its client accounts. These interests can include loan servicing, debt or equity financing, services related to advising on merger and acquisition issues, strategic corporate relationships or investments and the offering of investment advice in various forms. Thus QMA may invest client assets in the securities of companies with which QMA or an affiliate of QMA has a financial relationship, including investment in the securities of companies that are advisory clients of QMA.

It is anticipated that there will be situations in which the interests of a client account in a portfolio company may conflict with the interests of one or more
Affiliated Accounts or other client accounts managed by QMA or its affiliates. This may occur because
Affiliated Accounts hold public and private debt and equity securities of a large number of issuers and may invest in some of the same companies as the client account but at different levels in the capital structure or an Affiliated Account might hold secured debt of an issuer whose public unsecured debt is held by QMA's clients. Such conflicts may also exist among client accounts managed by QMA or its affiliates.
While these conflicts cannot be eliminated, QMA has implemented policies and procedures designed to ensure that, notwithstanding these conflicts, investments of its clients are originated and managed in their best interests.

In addition, portfolio managers may advise Affiliated
Accounts. The value of a portion of the long-term incentive grant of certain investment professionals will increase or decrease based on the annual performance of certain advised accounts of QMA (the
"LT Accounts") over a defined time period. As a result of (i) the management of the Affiliated Accounts, and
(ii) long-term compensation reflecting the performance of the LT Accounts, QMA's portfolio managers from time to time have certain direct and indirect financial interests in the accounts they advise. To address potential conflicts related to these financial interests, QMA has procedures, including supervisory review procedures, designed to ensure that each of QMA's client accounts, and each Affiliated Account or LT Account, is managed in a manner that is consistent with its investment objectives, investment strategies and restrictions, as well as with QMA's fiduciary obligations.

QMA also engages in short sales for certain of its advisory clients (i.e., the sale of a borrowed security). For these clients, QMA may take a short position in securities that are held long in other client portfolios. QMA has adopted documentation and monitoring requirements to address the conflicts of interest that arise due to the management of long-short portfolios alongside long-only portfolios.

QMA follows Prudential Financial's policies on business ethics, personal securities trading by investment personnel, and information barriers and has adopted a code of ethics, allocation policies, supervisory procedures and conflicts of interest policies, among other policies and procedures, which are designed to ensure that clients are not harmed by these potential or actual conflicts of interests; however, there is no guarantee that such policies and procedures will detect and will ensure avoidance or disclosure of each and every situation in which a conflict may arise.